SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

   PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES AND EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): May 11, 1998
                           Commission File No. 0-22533

                          MERCURY WASTE SOLUTIONS, INC.
             (Exact name of registrant as specified in its charter)

                                    Minnesota
                         (State or other jurisdiction of
                         incorporation or organization)

             0-22533                                      41-1827776
      (Commission File No.)                            (I.R.S. Employer
                                                      Identification No.)


            302 North Riverfront Drive, Suite 100A, Mankato, MN 56001
              (Address and zip code of principal executive offices)

       Registrant's telephone number, including area code: (507) 345-0522

                                       N/A
          (Former name or former address, if changed since last report)

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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

Pursuant to an Asset Purchase Agreement dated March 11, 1998 ("Purchase Agreement"), by and among MWS New York, Inc., a wholly-owned subsidiary of Mercury Waste Solutions, Inc. (collectively, the "Company") and Mercury Refining Company, Inc., 26 Railroad Ave., Inc. and their shareholders (collectively, "MERECO"), on May 11,1998, the Company completed the purchase of certain assets relating to the mercury remediation, recycling and refining business of MERECO. The acquired assets include an 888 drum permitted storage facility, certain aqueous waste processing technology and equipment, mercury refining capability and MERECO's existing customer list. The Company did not acquire and will not operate MERECO's mercury processing facility. Any processing equipment acquired from MERECO will be utilized at the Company's Union Grove Retorting Facility located in Union Grove, Wisconsin. The Company will operate the permitted 888 drum storage facility under a lease, with an initial term of three years, with MERECO.

The purchase price for the acquisition was approximately $1,250,000, exclusive of the annual rent commitment under the storage facility lease of $75,000 and acquisition costs. In addition, pursuant to a seven year non compete agreement with a shareholder of MERECO, the Company will pay $65,000, in total, and grant a warrant for the purchase of 20,000 shares of common stock at $0.001. The purchase price was based on the estimated fair market value of the assets and operations acquired.

The Company financed the purchase price with a loan with Bankers American Capital Corporation, a corporation wholly owned by Brad J. Buscher, the Company's Chairman and CEO. The loan consists of a $1,200,000 term loan used to fund the MERECO acquisition and an $800,000 revolving credit loan to be used for working capital purposes. The term loan has a two year term requiring quarterly payments of $60,000 plus interest and the revolving credit loan has a one year term. Borrowings under the loans bear interest at 6% over the prime rate and are secured by all of the Company's assets. In addition, BACC was granted a ten year warrant to purchase 100,000 shares of common stock at $3.75, the market price of the stock on the date of closing.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements

As of the date of this filing of this Current Report on Form 8-K, it is impracticable for the Registrant to provide the financial statements required by this Item 7(a). In accordance with Item 7(a)(4) of Form 8-K, such financial statements shall be filed by amendment to this Form 8-K no later than 60 days after May 26, 1998.

(b) Pro Forma Financial Information

As of the date of this filing of this Current Report on Form 8-K, it is impracticable for the Registrant to provide the pro forma financial information required by this Item 7(b). In accordance with Item 7(b) of Form 8-K, such financial statements shall be filed by amendment to this Form 8-K no later than 60 days after May 26, 1998.

(c) Exhibits

The following exhibits are filed herewith

Exhibit No.                         Description
-----------                         -----------

    2.1 Asset Purchase Agreement by and between MWS New York, Inc. (a wholly-owned subsidiary of Mercury Waste Solutions, Inc.) and Mercury Refining Company, Inc., 26 Railroad Ave., Inc., David Cohen and Leo Cohen dated March 11, 1998. (1)

    10.1 Lease dated May 11, 1998 between Mercury Refining Company, Inc. and 26 Railroad Ave., Inc. and MWS New York, Inc. (a wholly-owned subsidiary of Mercury Waste Solutions, Inc.) for premises located at 26 Railroad Avenue, Albany New York, 12205.

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    10.2  Loan Agreement dated May 8, 1998 by and between Bankers American
          Capital Corporation and Mercury Waste Solutions, Inc.

    10.3 Warrant Agreement dated May 8,1998 between Bankers American Capital Corporation and Mercury Waste Solutions, Inc.

(1) Filed as an exhibit to Form 10-QSB for the first quarter of fiscal 1998, filed on May 15, 1998, and incorporated herein by reference.

          Certain related appendices to the Lease Agreement (Exhibit 10.3) are not being filed herewith. The Registrant undertakes to furnish a copy of any omitted appendix to the Commission upon request. Pursuant to Item 601(b)(2) of Regulation S-K, the following is a list of omitted appendices:

              Appendix A      Survey
              Appendix B      Legal Description of Property
              Appendix C      Exceptions to Landlord's Representations
              Appendix D      Description of Existing Right of First Refusal

          Certain related exhibits and schedules to the Loan Agreement (Exhibit 10.2) are not being filed herewith. The Registrant undertakes to furnish a copy of any omitted exhibit or schedule to the Commission upon request. Pursuant to Item 601(b)(2) of Regulation S-K, the following is a list of omitted exhibits and schedules:

          Exhibit A           Outstanding litigation
          Schedule 6.6(c)     Schedule of indebtness existing on the date of the
                              Loan Agreement
          Schedule 6.7(b)     Schedule of Liens existing on the date of the Loan
                              Agreement



                                   SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                                         MERCURY WASTE SOLUTIONS, INC.

Dated:  May 22, 1998                     by: /s/ BRAD J. BUSCHER
                                             -------------------------
                                             Brad J. Buscher
                                              Chairman of the Board of Directors
                                              and Chief Executive Officer

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                                  EXHIBIT INDEX


Exhibit No.   Description                                               Page No.
-----------   -----------                                               --------

      10.1 Lease dated May 11, 1998 between Mercury Refining Company, Inc. and 26 Railroad Ave., Inc. and MWS New York, Inc. (a wholly-owned subsidiary of Mercury Waste Solutions, Inc.) for premises located at 26 Railroad Avenue, Albany New York, 12205.

      10.2 Loan Agreement dated May 8, 1998 by and between Bankers American Capital Corporation and Mercury Waste Solutions, Inc.

      10.3    Warrant Agreement dated May 8, 1998 between Bankers
              American Capital Corporation and Mercury Waste Solutions,
              Inc.